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                                    EXHIBIT 5

             OPINION AND CONSENT OF BROBECK, PHLEGER & HARRISON LLP



                                December 18, 2000


Specialty Laboratories, Inc.
2211 Michigan Avenue
Santa Monica, California  90404

          Re: Specialty Laboratories, Inc. - Registration Statement for Offering of an Aggregate of 4,350,280 Shares of Common Stock
               ------------------------------------------------------------

Dear Ladies and Gentlemen:

     We have acted as counsel to Specialty Laboratories, Inc., a California corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of:
(i) 4,020,280 shares of the Company's common stock reserved for issuance under the Company's 2000 Stock Incentive Plan (the "Incentive Plan") and (ii) 330,000 shares of the Company's common stock reserved for issuance under the Company's Employee Stock Purchase Plan (the "Purchase Plan").

     This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

     We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the establishment and implementation of the Incentive Plan and the Purchase Plan. Based on such review, we are of the opinion that, if, as and when the shares of the Company's common stock are issued and sold (and the consideration therefor received) pursuant to (a) the provisions of stock option agreements duly authorized under the Incentive Plan and in accordance with the Registration Statement, (b) direct stock issuances duly authorized under the Incentive Plan and effected in accordance with the Registration Statement, or (c) stock purchase rights duly authorized under the Purchase Plan and in accordance with the Registration Statement, such shares will be duly authorized, legally issued, fully paid and nonassessable.

     We consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement.

     This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Incentive Plan, the Purchase Plan or the shares of the Company's common stock issuable under such plans.

                                Very truly yours,

                                /s/ BROBECK, PHLEGER & HARRISON LLP

                                BROBECK, PHLEGER & HARRISON LLP